Exhibit 23.11
September 2, 2010
SouFun Holdings Limited
8th Floor, Tower 3, Xihuan Plaza
1 Xizhimenwai Avenue
Xicheng District, Beijing 100044
P.R.C.
Ladies and Gentlemen:
Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of SouFun Holdings Limited (the “Company”), effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 dated the date hereof filed with the U.S. Securities and Exchange Commission.
Sincerely yours,
/s/ Jeff Xuesong Leng
Jeff Xuesong Leng